                                                                    EXHIBIT 99.1

                      MACKENZIE INVESTMENT MANAGEMENT INC.


                        --------------------------------
                                FINANCIAL REPORT
                         FOR THE FOURTH QUARTER AND YEAR
                              ENDED MARCH 31, 2001
                                 (U.S. DOLLARS)
                        --------------------------------


For additional information, contact (561) 393-8900
Keith J. Carlson, President and CEO
Beverly Yanowitch, Vice President and CFO

Pour obtenir la version francaise de ce document, veuillez ecrire a:
Mackenzie Investment Management Inc.
700 South Federal Highway
Boca Raton, FL 33432 U.S.A.

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                           Via Mizner Financial Plaza
                            700 South Federal Highway
                            Boca Raton, Florida 33432
                                     U.S.A.
                                 (561) 393-8900

                              FOR IMMEDIATE RELEASE

                  MACKENZIE INVESTMENT MANAGEMENT INC. REPORTS
                    FINANCIAL RESULTS FOR THE FOURTH QUARTER
                          AND YEAR ENDED MARCH 31, 2001

BOCA RATON, FLORIDA - June 18, 2001 - Mackenzie Investment Management Inc. (the "Company") (stock symbol TSE - MCI), a majority-owned subsidiary of Mackenzie Financial Corporation ("MFC") (stock symbols TSE - MKF; NASDAQ - MKFCF), reports its consolidated financial results for the three- and twelve-month periods ended March 31, 2001 in condensed form. For the following financial summary, results are in thousands of dollars (U.S.) except per share figures and where otherwise stated.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are DENOMINATED IN U.S. CURRENCY. The Company has reviewed its consolidated financial statements for the periods presented for compliance with accounting principles generally accepted in Canada and has determined that there are no material differences between the amounts reported in these financial statements and the amounts which would be reported in accordance with accounting principles generally accepted in Canada.

FINANCIAL SUMMARY:

TWELVE MONTH PERIOD
                                       March 31,
                                      2001      2000        (Decrease)
                                     U.S.$      U.S.$      U.S.$      %

Revenues                             52,147     63,506   (11,359)   (17.9)
Income before income taxes            4,604     10,912    (6,308)   (57.8)
Net income                            2,643      6,448    (3,805)   (59.0)
Basic earnings per share               0.14       0.34     (0.20)   (58.8)
Diluted earnings per share             0.14       0.34     (0.20)   (58.8)

                                       Fourth Quarter        (Decrease)
                                      2001      2000
                                      U.S.$     U.S.$      U.S.$        %

THREE MONTH PERIOD

Revenues                             10,213     17,815    (7,602)   (42.7)
Income (loss) before income taxes    (2,443)     4,489    (6,932)   (154.4)
Net income (loss)                    (1,470)     2,898    (4,368)   (150.7)
Basic earnings (loss) per share       (0.08)      0.16     (0.24)   (150.0)
Diluted earnings (loss) per share     (0.08)      0.16     (0.24)   (150.0)

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                 (U.S. DOLLARS)


                                                                                            MARCH 31,
                                                                                   ----------------------------
                                                                                       2001            2000
                                                                                   ------------    ------------
                                                           ASSETS

ASSETS:

  Cash and cash equivalents                                                        $ 44,797,238    $ 41,095,301
  Marketable securities                                                               2,460,918       3,388,768
  Receivables:
    Funds for fees and expense advances                                               2,422,457       4,725,964
    Other                                                                             1,261,619       1,893,628
  Property and equipment, net of accumulated depreciation
    of $3,708,793 in 2001 and $2,958,305 in 2000                                        748,867       1,084,212
  Management contracts, net of accumulated amortization
    of $9,188,207 in 2001 and $7,954,929 in 2000                                      4,276,788       5,430,191
  Deferred selling commissions                                                        6,990,800       5,828,749
  Other assets                                                                        1,102,545         624,964
                                                                                   ------------    ------------
     TOTAL ASSETS                                                                  $ 64,061,232    $ 64,071,777
                                                                                   ============    ============

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:

  Payable to the Funds for purchases of Funds' shares and
    expense reimbursements                                                         $    148,373    $    488,920
  Sub-advisory fees payable                                                              39,258       3,249,994
  Accounts payable, accrued expenses and other liabilities                            2,680,789       2,071,720
  Restructuring reserve                                                               1,769,355              --
  Income taxes payable                                                                       --         275,650
  Deferred tax liability                                                                697,260       1,690,899
                                                                                   ------------    ------------
     TOTAL LIABILITIES                                                                5,335,035       7,777,183
                                                                                   ------------    ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

  Capital stock, $.01 par value, 100,000,000 shares
    authorized, 18,741,800 and 18,591,800 shares issued and
    outstanding as of March 31, 2001 and 2000, respectively                             187,418         185,918
  Additional paid-in capital                                                         39,024,802      37,952,532
  Retained earnings                                                                  20,424,882      18,156,144
  Unearned stock compensation                                                          (493,757)             --
  Accumulated other comprehensive loss, net of tax                                     (417,148)             --
                                                                                   ------------    ------------
     TOTAL STOCKHOLDERS' EQUITY                                                      58,726,197      56,294,594
                                                                                   ------------    ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $ 64,061,232    $ 64,071,777
                                                                                   ============    ============



                      MACKENZIE INVESTMENT MANAGEMENT INC.
           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                 (U.S. DOLLARS)
                                   (UNAUDITED)


                                                    FOR THE QUARTERS ENDED         FOR THE YEARS ENDED
                                                           MARCH 31,                    MARCH 31,
                                                 ----------------------------   ----------------------------
                                                     2001            2000           2001            2000
                                                 ------------    ------------   ------------    ------------
REVENUES:
  Management fees                                $  4,293,898    $  8,346,344   $ 24,022,072    $ 32,546,397
  Sub-advisory fees from Canadian Funds             2,126,126       3,253,687     10,012,381       9,468,542
  12b-1 Service and Distribution fees               1,420,784       2,383,386      7,632,165       8,923,631
  Transfer agent fees                                 682,958         750,560      3,007,280       2,993,736
  Administrative service fees                         465,358         839,031      2,502,927       3,251,215
  Fund accounting fees                                206,181         222,188        819,402         819,391
  Underwriting fees                                    19,091         246,946        243,245         394,970
  Redemption fees                                     343,296         167,000      1,028,859         387,025
  Interest, dividends and other                       655,683       1,605,645      2,879,043       4,721,223
                                                 ------------    ------------   ------------    ------------
                                                   10,213,375      17,814,787     52,147,374      63,506,130
                                                 ------------    ------------   ------------    ------------
EXPENSES:
  Sales literature, advertising and promotion         715,004         782,202      4,958,612       4,751,567
  12b-1 Service fees                                1,068,495       2,027,533      5,680,189       7,897,998
  Employee compensation and benefits                3,445,638       3,684,970     15,572,667      13,327,869
  Sub-advisory fees                                   108,814       3,309,921      2,231,502      13,603,911
  Amortization of management contracts                310,457         291,677      1,233,278       1,123,262
  Amortization of deferred selling commissions        622,435         412,544      2,647,670       1,113,821
  Depreciation                                        169,787         181,774        756,019         696,535
  General and administrative                        2,167,307       1,700,792      7,518,988       6,451,071
  Restructuring costs                               3,031,702              --      3,031,702              --
  Occupancy and equipment rental                      604,963         214,997      1,790,652       1,044,229
  Reimbursement to Funds for expenses                 411,438         719,611      2,121,718       2,584,021
                                                 ------------    ------------   ------------    ------------
                                                   12,656,040      13,326,021     47,542,997      52,594,284
                                                 ------------    ------------   ------------    ------------
Income (loss) before income taxes                  (2,442,665)      4,488,766      4,604,377      10,911,846
Provision (benefit) for income taxes                 (972,321)      1,590,392      1,961,103       4,463,950
                                                 ------------    ------------   ------------    ------------
NET INCOME (LOSS)                                  (1,470,344)      2,898,374      2,643,274       6,447,896
 DIVIDENDS PAID                                            --              --       (374,536)             --
 RETAINED EARNINGS, BEGINNING OF PERIOD            21,895,226      15,257,770     18,156,144      11,708,248
                                                 ------------    ------------   ------------    ------------
 RETAINED EARNINGS, END OF PERIOD                $ 20,424,882    $ 18,156,144   $ 20,424,882    $ 18,156,144
                                                 ============    ============   ============    ============
BASIC EARNINGS (LOSS) PER SHARE                  $      (0.08)   $       0.16   $       0.14    $       0.34
                                                 ============    ============   ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING - BASIC                       18,653,154      18,593,822     18,631,729      18,781,410
                                                 ============    ============   ============    ============
DILUTED EARNINGS (LOSS) PER SHARE                $      (0.08)   $       0.16   $       0.14    $       0.34
                                                 ============    ============   ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING - DILUTED*                    18,653,154      18,671,974     18,734,520      18,817,070
                                                 ============    ============   ============    ============

---------
* Weighted average common stock equivalents of 65,551 for the three-month period ended March 31, 2001 have been excluded from the diluted calculation, due to their anti-dilutive effect in a net loss period.

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (U.S. DOLLARS)

                                                           (UNAUDITED)
                                                     FOR THE QUARTERS ENDED          FOR THE YEARS ENDED
                                                            MARCH 31,                     MARCH 31,
                                                 ----------------------------    ----------------------------
                                                      2001            2000            2001            2000
                                                 ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income / (loss)                            $ (1,470,344)   $  2,898,374    $  2,643,274    $  6,447,896
  Adjustments to reconcile net income to net
  cash provided by (used in) operating
    activities:
    Depreciation                                      169,787         181,774         756,019         696,535
    Amortization of management contracts              310,457         291,677       1,233,278       1,123,262
    Amortization of deferred selling commissions      622,435         412,544       2,647,670       1,113,821
    Amortization of unearned compensation              40,035              --         146,793              --
    Deferred tax expense / (benefit)                 (950,267)        736,508        (741,960)      1,687,923
    Payment of deferred selling commissions          (494,873)     (2,971,810)     (3,809,722)     (5,181,570)
    Other                                                  --        (935,267)        243,745      (1,850,898)
    Change in assets and liabilities:
      Receivables                                   1,011,183         594,083       3,309,736        (392,616)
      Other assets                                   (500,965)        (15,386)       (477,581)        126,378
      Payable to Funds for purchases of Funds'
        shares and expense reimbursements            (603,896)        211,378        (340,547)        330,555
      Sub-advisory fees payable                        (1,854)       (110,947)     (3,210,736)       (197,165)
      Accounts payable, accrued expenses
         other liabilities                         (2,242,431)     (2,784,287)        609,069        (943,282)
      Restructuring reserve                         1,769,355              --       1,769,355              --
      Income taxes payable                           (145,831)         91,380        (275,650)     (8,966,267)
                                                 ------------    ------------    ------------    ------------
Net cash provided by (used in) operating           (2,487,209)     (1,399,979)      4,502,743      (6,005,428)
                                                 ------------    ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of management contracts                         --         (95,444)        (79,874)       (910,169)
  Purchases of property and equipment                (146,586)        (80,891)       (420,674)       (474,049)
  Purchase of marketable securities                   (40,615)        (18,047)     (1,587,164)     (2,605,582)
  Proceeds from the sale of marketable                     --       2,490,267       1,602,442       2,515,446
                                                 ------------    ------------    ------------    ------------
Net cash provided by (used in) investing             (187,201)      2,295,885        (485,270)     (1,474,354)
                                                 ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchase and retirement of common stock                  --         (47,321)             --      (2,460,890)
  Proceeds from the exercise of stock options              --           3,750           3,750          59,000
  Dividends paid                                     (187,418)             --        (374,536)             --
                                                 ------------    ------------    ------------    ------------
Net cash used in financing activities                (187,418)        (43,571)       (315,536)     (2,457,140)
                                                 ------------    ------------    ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH           (2,861,828)        852,335       3,701,937      (9,936,922)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD     47,659,066      40,242,966      41,095,301      51,032,223
                                                 ------------    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD         $ 44,797,238    $ 41,095,301    $ 44,797,238    $ 41,095,301
                                                 ============    ============    ============    ============
Supplemental disclosures:
  Income taxes paid                              $    737,000    $    780,000    $  3,591,936    $ 11,740,000


THREE MONTH PERIOD

The volatility of the world financial markets continue to adversely affect the assets and sales of the funds offered in the U. S. by Ivy Funds (the "U. S. Funds") and the 22 sub-advised Universal Funds sold in Canada and managed by MFC (the "Canadian Funds"). Average net assets under management, exclusive of net assets of the Canadian Funds and other sub-advised funds, decreased 47% to $1,859 million for the three-month period ended March 31, 2001 from $3,510 million for the three-month period ended March 31, 2000.

Net assets under management, exclusive of net assets of the Canadian Funds and other sub-advised funds, decreased 55% to $1,587 million at March 31, 2001 from $3,512 million at March 31, 2000. Net assets of the Canadian Funds at March 31, 2001 were $2,051 million as compared to $3,516 million at March 31, 2000, representing a 42% decrease.

Sales of the U.S. Funds for the three-month period ended March 31, 2001 decreased by $186 million compared to the three-month period ended March 31, 2000, while redemptions decreased by $205 million for the three-month period ended March 31, 2001 compared to the three-month period ended March 31, 2000. Ivy International Fund, which had been closed to new investors from April 1997 through June 2000, accounted for 54% and 56% of the sales and redemptions, respectively, for the three-month period ended March 31, 2001. Comparatively, Ivy International Fund accounted for 27% and 74% of the sales and redemptions, respectively, for the three-month period ended March 31, 2000.

REVENUES

Total revenues decreased by 43% for the three-month period ended March 31, 2001 as compared to the three-month period ended March 31, 2000 primarily due to the decrease in the U.S. Funds' net assets under management.

Management fees, transfer agent fees, administrative service fees and fund accounting fees decreased 44% for the three-month period ended March 31, 2001 as compared to the three-month period ended March 31, 2000 primarily as a result of the decrease in the U.S. Funds' net assets under management.

12b-1 Service and Distribution fees decreased 40% for the three-month period ended March 31, 2001 as compared to the three-month period ended March 31, 2000 due to the decrease in the U.S. Funds' net assets under management. For the three-month period ended March 31, 2001, underwriting fees have decreased 92% and redemption fees have increased 106% as compared to the three-month period ended March 31, 2000 due to a decrease in Class A share sales and an increase in redemptions of Class B and C shares.

Sub-advisory fees from the Canadian Funds decreased 35% for the three-month period ended March 31, 2001 as compared to the three-month period ended March 31, 2000. This decrease is attributable to a 24% decrease in the Canadian Funds' average net assets to $2,437 million for the three-month period ended March 31, 2001 from $3,205 million for the three-month period ended March 31, 2000.

Interest, dividends and other revenues decreased 59% for the three-month period ended March 31, 2001 compared to the three-month period ended March 31, 2000 due to a decrease in other revenues. Other revenues include the realized gain or loss on marketable securities. For the three-month period ended March 31, 2001, there was no realized gain or loss on marketable securities as compared to $1,511,000 realized gain for the three-month period ended March 31, 2000. In addition, other revenues, for the three-month period ended March 31, 2000, included $576,000 in unrealized depreciation on marketable securities. Unrealized appreciation/depreciation on marketable securities has been included as a component of "Accumulated other comprehensive loss" for the three-month period ended March 31, 2001.

EXPENSES

Total operating expenses for the three-month period ended March 31, 2001 decreased 5% compared to the three-month period ended March 31, 2000.

12b-1 Service fees paid to broker/dealers decreased 47% for the three-month period ended March 31, 2001 compared to the three-month period ended March 31, 2000 due to the decrease in U. S. Funds' net assets under management.

Sub-advisory fees decreased 97% for the three-month period ended March 31, 2001 compared to the three-month period ended March 31, 2000 due to the internalization of the portfolio management of Ivy International Fund in May 2000 (see "Ivy International Fund" for additional information).

Amortization of deferred selling commissions increased 51% for the three-month period ended March 31, 2001 compared to the three-month period ended March 31, 2000 due to a higher Class B share asset base.

General and administrative expenses increased 27% for the three-month period ended March 31, 2001 compared to the three-month period ended March 31, 2000 due primarily to costs incurred in connection with the change in control of MFC (see "Take-over of MFC" for additional information).

Restructuring costs were incurred for the first time in the three-month period ended March 31, 2001. The restructuring plans include out-sourcing the transfer agency function and downsizing sales and marketing departments and various support functions (see "Restructuring" for additional information).

Occupancy and equipment rental expense increased 181% for the three-month period ended March 31, 2001 compared to the three-month period ended March 31, 2000 as a result of: (1) expanding the Company's leased office space to meet the needs of increased staffing levels considered necessary to cope with the growing business volumes being experienced prior to the change in market conditions and the consequent restructuring and (2) additional lease expense in connection with an early termination of the present office lease. The Company has entered into a new lease agreement effective March 1, 2001 and intends to move its corporate, research and administrative office on or about June 1, 2001.

The Company voluntarily limits total fund expenses for certain U.S. Funds and bears expenses in excess of such limits. The decrease of 43% for the three-month period ended March 31, 2001 compared to the three-month period ended March 31, 2000 is due to a decrease in the number of funds for which the Company voluntarily limits expenses as a result of fund mergers and dissolutions since March 31, 2000 (see "Fund Mergers" and "Fund Dissolutions" for additional information).

TWELVE MONTH PERIOD

Average net assets under management, exclusive of net assets of the Canadian Funds and other sub-advised funds, decreased 25% to $2,542 million for the twelve-month period ended March 31, 2001 from $3,391 million for the twelve-month period ended March 31, 2000.

Sales of the U.S. Funds for the twelve-month period ended March 31, 2001 increased by $13 million compared to the twelve-month period ended March 31, 2000, while redemptions increased by $441 million for the twelve-month period ended March 31, 2001 compared to the twelve-month period ended March 31, 2000. Ivy International Fund accounted for 38% and 67% of the sales and redemptions, respectively, for the twelve-month period ended March 31, 2001 and 42% and 71% of the sales and redemptions, respectively, for the twelve-month period ended March 31, 2000.

REVENUES

Total revenues decreased by 18% for the twelve-month period ended March 31, 2001 as compared to the twelve-month period ended March 31, 2000 due principally to the decrease in the net assets of the U. S. Funds.

Management fees, transfer agent fees, administrative service fees and fund accounting fees decreased 23% for the twelve-month period ended March 31, 2001 as compared to the twelve-month period ended March 31, 2000 primarily as a result of the decrease in the U.S. Funds' net assets under management.

12b-1 Service and Distribution fees decreased 14% for the twelve-month period ended March 31, 2001 as compared to the twelve-month period ended March 31, 2000 due to the decrease in the U.S. Funds' net assets under management. For the twelve-month period ended March 31, 2001, underwriting fees have decreased 38% and redemption fees have increased 166% as compared to the twelve-month period ended March 31, 2000 due to a decrease in Class A share sales and increases in redemptions of Class B and C shares.

Sub-advisory fees from the Canadian Funds increased 6% for the twelve-month period ended March 31, 2001 as compared to the twelve-month period ended March 31, 2000. This increase is attributable to a 35% increase in the Canadian Funds' average net assets to $3,011 million for the twelve-month period ended March 31, 2001 from $2,229 million for the twelve-month period ended March 31, 2000. The increase in the Canadian Funds' average net assets is attributable to the addition of eleven new funds, which were primarily introduced in the third quarter of fiscal year 2001.

Interest, dividends and other revenues decreased 39% for the twelve-month period ended March 31, 2001 compared to the twelve-month period ended March 31, 2000. Other revenues include the realized gain or loss on marketable securities. For the twelve-month period ended March 31, 2001, a loss of $244,000 was realized on the sale of marketable securities as compared to a realized gain of $1,515,000 for the twelve-month period ended March 31, 2000. In addition, other revenues, for the twelve-month period ended March 31, 2000, included $336,000 in unrealized appreciation on marketable securities. Unrealized appreciation/depreciation on marketable securities has been included as a component of "Accumulated other comprehensive loss" for the twelve-month period ended March 31, 2001.

EXPENSES

Total operating expenses for the twelve-month period ended March 31, 2001 decreased 10% compared to the twelve-month period ended March 31, 2000.

12b-1 Service fees paid to broker/dealers decreased 28% for the twelve-month period ended March 31, 2001 compared to the twelve-month period ended March 31, 2000 due to the decrease in U. S. Funds' net assets under management.

Employee compensation and benefits increased 17% for the twelve-month period ended March 31, 2001 compared to the twelve-month period ended March 31, 2000. This increase is due to cost of living increases and an increase in staffing levels for the year ended March 31, 2001 as compared to the year ended March 31, 2000. The increased staffing levels primarily relate to the internalization of the portfolio management of Ivy International Fund in May 2000 (see "Ivy International Fund" for additional information).

Sub-advisory fees decreased 84% for the twelve-month period ended March 31, 2001 compared to the twelve-month period ended March 31, 2000 due to the internalization of the portfolio management of Ivy International Fund.

Amortization of deferred selling commissions increased 138% for the twelve-month period ended March 31, 2001 compared to the twelve-month period ended March 31, 2000 due to a higher Class B share asset base.

General and administrative expenses increased 17% for the twelve-month period ended March 31, 2001 compared to the twelve-month period ended March 31, 2000 due primarily to costs incurred in connection with the change in control of MFC (see "Take-over of MFC" for additional information).

Restructuring costs were incurred for the first time in the twelve-month period ended March 31, 2001. The restructuring plans include out-sourcing the transfer agency function and downsizing sales and marketing departments and various support functions (see "Restructuring" for additional information).

Occupancy and equipment rental expense increased 71% for the twelve-month period ended March 31, 2001 compared to the twelve-month period ended March 31, 2000 as a result of: (1) expanding the Company's leased office space to meet the needs of increased staffing levels and (2) additional lease expense in connection with an early termination of the present office lease.

FINANCIAL CONDITION

Total assets of $64,061,000 at March 31, 2001 are consistent with the assets at March 31, 2000. Decreases in marketable securities, receivables, property and equipment and management contracts were offset by increases in cash and cash equivalents, deferred selling commissions and other assets. Other assets reflect an income tax receivable of $613,000 at March 31, 2001.

Total liabilities have decreased $2,442,000, or 31%, to $5,335,000 at March 31, 2001 from $7,777,000 at March 31, 2000 primarily due to a decrease in sub-advisory fees payable attributable to the internalization of the Ivy International Fund. Total liabilities at March 31, 2001 include $1,769,000 of additional accrued expenses related to the business restructuring implemented in the fourth quarter of the current fiscal year (see "Restructuring" for additional information) and approximately $520,000 in accrued expenses related to costs incurred in connection with the change in control of MFC (see "Take-over of MFC" for additional information).

Total stockholders' equity has increased $2,432,000 or 4% to $58,726,000 at March 31, 2001 from $56,295,000 at March 31, 2000 primarily as a result of net income generated from operations. Retained earnings of $20,425,000 as of March 31, 2001 were increased by net income of $2,643,000 for the twelve-month period ended March 31, 2001 and reduced by the payment of $375,000 in common share dividends in fiscal year 2001. Total stockholders' equity also includes, unearned stock compensation of $494,000 at March 31, 2001 (see "Stock Compensation" for additional information) and accumulated other comprehensive loss, net of tax, of $417,000 relating to unrealized depreciation of marketable securities.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity and capital resources are primarily derived from the operating cash flows received by the Company from managing and providing investment advisory services to the Ivy Funds and from providing sub-advisory services to the Canadian Funds. The Company manages its resources to ensure the availability of sufficient cash flows to meet all of its financial commitments.

THREE MONTH PERIOD

The Company's cash and cash equivalents decreased by $2.9 million for the three-month period ended March 31, 2001 as compared to an increase of $0.9 million for the three-month period ended March 31, 2000. The decrease resulted from (i) cash used by operating activities of $2.5 million, primarily related to the net loss for the quarter and payment of liabilities, taxes, expense reimbursements and deferred selling commissions; (ii) cash used in investing activities of $0.2 million, primarily related to purchases of property and equipment; and (iii) cash used in financing activities of $0.2 million for the payment of dividends.

TWELVE MONTH PERIOD

The Company's cash and cash equivalents increased by $3.7 million for the twelve-month period ended March 31, 2001 as compared to a decrease of $9.9 million for the twelve-month period ended March 31, 2000. The increase resulted from (i) cash provided by operating activities of $4.5 million, primarily related to increased amortization of deferred selling commissions, decrease in accounts receivable, increase in accounts payables offset by payments of deferred selling commissions and sub-advisory fees; (ii) cash used in investing activities of $0.5 million, primarily related to purchases of property and equipment and purchases and sales of marketable securities; and (iii) cash used in financing activities of $0.3 million, primarily related to the payment of dividends.



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

ADDITIONAL INFORMATION

NORMAL COURSE ISSUER BID

In July 2000, the Company entered into a normal course issuer bid to purchase up to 500,000 of its common shares, representing approximately 2.7% of the issued and outstanding common shares at the date of the notice. The bid was approved by the TSE effective on July 24, 2000 and will terminate on the earlier of the date on which the maximum number of common shares have been purchased, the date the Company provides notice of termination, or July 23, 2001. No shares have been purchased by the Company since the July 24, 2000 bid period commenced.

STOCK COMPENSATION

In May 2000, the Company awarded a grant of 115,000 shares of the Company's common stock to a key salaried employee. The shares vest in three installments over three years provided the employee remains in the Company's employ on each of the vesting dates. In the event the employment terminates for any reason, all shares, which on the date of such termination have not vested, shall be forfeited and cancelled. The shares issued were recorded at their fair market value on the date of the grant with a corresponding reduction of stockholders' equity, which will be amortized as compensation expense over the related vesting period. Compensation expense of approximately $147,000 was recorded for the twelve-month period ended March 31, 2001 in connection with this grant.

IVY INTERNATIONAL FUND

During the first quarter of fiscal year 2001, the Company internalized the portfolio management of its largest fund, Ivy International Fund. Previously, Ivy International Fund had been sub-advised by an unrelated third party under a sub-advisory agreement, which was terminated as of May 27, 2000. The sub-advisory agreement provided for payment of sub-advisory fees at the rate of 0.60% of average daily net assets. The Company reopened Ivy International Fund, which had been closed to new investors, on June 1, 2000.

FUND INTRODUCTIONS

On December 29, 2000, the Company launched Ivy International Growth Fund. On April 18, 2000, the Company launched Ivy Cundill Value Fund, which is sub-advised by Peter Cundill & Associates.

FUND REORGANIZATIONS

On November 21, 2000, the assets of Ivy Asia Pacific Fund were reorganized into the assets of Ivy Pacific Opportunities Fund (formerly Ivy China Region Fund). On July 21, 2000, the assets of Ivy South America Fund were reorganized into the assets of Ivy Developing Markets Fund. On June 27, 2000, the assets of Ivy Pan-Europe Fund were reorganized into the assets of Ivy European Opportunities Fund and the assets of Ivy Growth with Income Fund were reorganized into the assets of Ivy US Blue Chip Fund. The respective portfolios in each reorganization had similar investment objectives and policies.

Management believes that the above reorganizations will achieve enhanced investment performance and distribution capabilities, as well as achieve certain economies of scale and cost savings.

FUND DISSOLUTIONS

Effective December 8, 2000, the Board of Trustees of Ivy Fund approved the termination and dissolution of Ivy International Strategic Bond Fund ("IISBF"). Management elected to use its discretionary powers to reimburse all shareholders with their original investment and any up-front fees paid. The IISBF was liquidated on December 15, 2000.

Effective April 26, 2000, the Board of Trustees of Mackenzie Solutions approved the termination and dissolution of Mackenzie Solutions Trust and its five separate portfolios.



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

Management believes that the above dissolutions will not have a material effect on the Company's operations.

EXPANSION OF INVESTMENT ADVISORY AND SUB-ADVISORY SERVICES

On October 26, 2000, the Company amended its sub-advisory agreement with MFC to provide for the Company's managing an additional nine funds, bringing the total of mutual funds managed and distributed by MFC that are sub-advised by the Company to twenty-two. Fees earned on these additional funds are consistent with the previous sub-advisory arrangements.

On June 1, 2000, the Company entered into a sub-advisory agreement with Premier Asset Management PLC ("Premier"). Under the terms of the agreement, the Company provides Premier with investment advisory services for fees consistent with existing sub-advisory arrangements. As of March 31, 2001, five Premier Funds are being sub-advised by the Company.

FUND MANAGEMENT

In November 2000, the shareholders of Ivy International Small Companies Fund approved an amendment to the sub-advisory agreement between the Company and Henderson Investment Management Limited ("Henderson") whereby the percentage of assets of Ivy International Small Companies Fund managed by Henderson was increased from 50% to 100%.

RESTRUCTURING

In the three-month period ended March 31, 2001, a pre-tax charge of $3,032,000 was recorded to cover restructuring costs. The restructuring plans include out-sourcing the transfer agency function as well as downsizing sales and marketing and various support functions. These initiatives are expected to be implemented over the next three months. The charges included $2,352,000 related to employee severance compensation and benefits and $680,000 related to lease obligations. As of March 31, 2001, the restructuring reserve has been reduced by a cash payment of severance compensation packages totaling $1,262,000.

EMPLOYMENT AGREEMENTS

In early November 2000, the shareholders of parent company, MFC, received an unsolicited offer from another Canadian fund management company to purchase all of the outstanding common shares of MFC. Although the Board of MFC recommended its shareholders not accept the offer, and that offer was in fact later withdrawn, it was recognized that its existence effectively put the ownership of MFC in play and that the uncertainty which ensued was liable to cause some employees of both MFC and the Company to consider alternative employment opportunities. To ensure that the operations of the Company were not disrupted by the defection of senior officers and the other full time employees on whom the smooth operations and success of the Company depends, the Board of Directors of the Company approved Change in Control Employment Agreements (the "Agreements") with corporate officers (hereinafter referred to as "key employees") and an Employee Retention Plan (the "Retention Plan") for all eligible employees. Similar action was undertaken by MFC in respect of its officers and employees. Under the terms of the Agreements, if, at any time within two years of a change in control, as defined in the Agreement, the key employees' position, salary, bonus, place of work, or Company-provided benefits are modified, or employment is terminated for any reason other than cause, as defined in the Agreements, then the key employee is entitled to receive a severance payment. Such severance payment is equal to one to two times the key employee's salary and, in most cases, the average of the bonuses received by the key employee for the prior two years. Under the terms of the Retention Plan, in the event of a change in control, as defined in the Retention Plan, each employee of the Company whose employment with the Company is terminated will receive compensation income over a period which will be the greater of: (1) compensation income from the date of termination to November 15, 2001 or (2) one month of compensation income per year of service (to a maximum of 24 months).

TAKE-OVER OF MFC

On April 20, 2001, Investors Group Inc. ("Investors Group"), a leading Canadian financial services organization acquired, through a takeover bid, 98.2% of the outstanding shares of MFC. Investors Group extended the expiry time of its bid to April 30, 2001 to facilitate the purchase of the remaining common shares of MFC. Effective April 30, 2001, Investors Group filed notice of its intention to exercise its right under Part XV of the Business Corporations Act (Ontario) to acquire common shares not purchased by it under the bid which will permit them to take MFC private.

In connection with the take-over and change in control of MFC, the Company will incur costs of approximately $600,000 outside of its normal course of business. Such costs, which have been recorded as general and administrative expenses for the three and twelve month periods ended March 31, 2001 consist primarily of legal, printing, mailing, solicitation and other costs related to a proxy statement submitted to the U.S. Fund's shareholders and other such matters. Approximately, $520,000 of these costs is included in accrued expenses and other liabilities as of March 31, 2001. MFC has agreed to reimburse the Company for such amounts, on an after-tax basis. The Company has recorded approximately $374,000 as additional paid-in-capital at March 31, 2001 for the amounts due from MFC.

RECLASSIFICATIONS

Certain amounts in the 2000 consolidated financial statements have been reclassified to conform to the 2001 presentation.



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